                                                                   EXHIBIT 10.06

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

                                   TERM SHEET
                                   ----------

                        BETWEEN AT HOME CORPORATION AND

             SHAW CABLESYSTEMS LTD. AND ROGERS CABLESYSTEMS LIMITED

                                 March 18, 1997

INTRODUCTION

A. This term sheet sets out the terms under which the parties have agreed that Shaw Cablesystems Ltd. ("Shaw") and Rogers Cablesystems Ltd. ("Rogers") will distribute in Canada under the co-brand name Wave@Home or at their option jointly exercised by Rogers and Shaw under the brand name @Home, a high speed residential Internet service which shall be created by At Home Corporation ("@Home"), Rogers and Shaw and which shall be based on the Residential Internet Service (the "Service") created and to be provided by @ Home which includes the @Home division and the @Media division as described in the Confidential Offering Memorandum (as defined below);

B. The parties acknowledge that Canada offers a unique opportunity which the parties wish to jointly develop by licensing Rogers and Shaw to create a service (the "Wave@Home Service") based on the Service and developing a business relationship that will ensure the success of the Wave@Home Service in Canada taking into consideration Canada's unique market, geographic and regulatory characteristics; and

C. Terms commencing with capital letters and not defined in the body of this Term Sheet or in any schedule shall bear the meaning ascribed to them in Schedule "A" attached hereto.

1.0  EQUITY INVESTMENT

1.1  PURCHASE OF SHARES AND WARRANTS:  Rogers and Shaw shall each purchase
     -------------------------------
     U.S.$15,000,000 of Series C Convertible Preferred Stock (the "Series C Shares") of @Home as outlined in the confidential offering memorandum related to the Series C Shares ("Confidential Offering Memorandum") in respect of the Series C Shares as amended by a supplementary offering memorandum providing that each of the Series C Shares shall be convertible into 20 shares of Series A Common Stock and the purchase price per Series C Share shall be $200.00. As a result of the purchase of such Series C Shares, Rogers and Shaw will purchase the warrants as outlined in Schedule "B" (the "Warrants"). The stock purchase agreement of the Series C Shares will provide that such shares are transferable to Canadian MSO's who are sub-distributors of Wave@Home.

1.2  RESTRICTIONS ON THE TRANSFER OF SERIES C SHARES:  The parties recognize
     -----------------------------------------------
     that restrictions on transfer of the Series C Shares and Series A Shares into which they may be converted and restrictions on exercise of the Warrants may be required by U.S. securities laws to enable @Home to fulfill its financing plans as disclosed to Rogers and Shaw. The parties agree to negotiate the terms of such restrictions in good faith prior to the closing with a view to facilitating both @ Home's financing plans and Rogers' and Shaw's marketing and distribution plans for the Wave@Home Service, including the entering into of sub-distribution agreements.

1.3  BOARD REPRESENTATION AND OBSERVER STATUS:  As part of the closing
     ----------------------------------------
     procedures @Home shall take such actions as are necessary to enable it to comply with Schedule "C".

2.0  GRANT OF LICENSE AND TERMS OF DISTRIBUTION AGREEMENT

2.1  EXCLUSIVE LICENSE:  Subject to the proviso set out below, effective at the
     -----------------
     closing contemplated by Section 4 @Home hereby grants, solely for Canada, to:

     (A) Rogers, an exclusive license to distribute, market and promote that portion of the Service which as contemplated in paragraph A above forms part of the Wave@Home Service in those jurisdictions in which Rogers is licensed from time to time by the Canadian Radio-television and Telecommunications Commission (the "CRTC") to operate a cable distribution undertaking;

     (B) Shaw, an exclusive license to distribute, market and promote that portion of the Service which as contemplated in paragraph A above forms part of the Wave@Home Service in those jurisdictions in which Shaw is licensed from time to time by the CRTC to operate a cable distribution undertaking; and

     (C) Rogers and Shaw jointly, an exclusive license to distribute, market and promote directly or through the grant of sub-licenses, that portion of the Service which as contemplated in paragraph A above forms part of the Wave@Home Service in Canada in addition to those jurisdictions referred to in sub-paragraph 2.1(A) and (B) above.

     The licenses referred to above are individually referred to as a "License" and collectively as the "Licenses". The Licenses shall include the exclusive, nontransferable (except as permitted by this term sheet) right and license to use all present and future @Home trade marks, technology, processes, know-how, documentation and techniques together with all related Intellectual Property Rights as may be developed, owned, acquired or licensed by @Home and as may be necessary in providing the Wave@Home Service in accordance with this term sheet and the right to use such trade marks with any other trade mark owned by Rogers or Shaw, or their sub-distributors, including the trade mark "Wave"; all in accordance with @Home's written trade mark standards and customary licensing guidelines a copy of which shall be appended to the definitive agreement to be entered into by the parties as contemplated in paragraph 7.1 below. Provided that, the exclusivity of the Licenses shall terminate at @Home's option to be exercised within 90 days of the relevant event (such loss of exclusivity shall be @Home's sole remedy):

     (i)  in the case of the License granted to Rogers, if:

          1. Rogers fails to reach the number of Homes Passed provided for in Schedule "D" attached hereto; or

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

          2. of the number of Homes Passed provided for in Schedule "D" Rogers has not attained subscribers to the Wave@Home Service equal to the Penetration Percentage set out in Schedule "D"

          by the end of the relevant year set out opposite thereto;

     (ii) in the case of the License granted to Shaw, if:

          1. Shaw fails to reach the number of Homes Passed provided for in Schedule "D" attached hereto; or

          2. of the number of Homes Passed provided for in Schedule "D" Shaw has not attained subscribers to the Wave@Home Service equal to the Penetration Percentage set out in Schedule "D",

          by the end of the relevant year set out opposite thereto;


    (iii) in the case of the License granted to Rogers and Shaw jointly, as to the province of Quebec, only, and only in respect to a French version of that portion of the Service forming part of the Wave@Home Service, if Rogers and Shaw (directly or through an entity created by them for this purpose) are unable to enter into a sub-license agreement with Videotron Ltee by [**] with respect to the distribution of the Wave@Home Service by Videotron Ltee in those jurisdictions in which Videotron Ltee is licensed by the CRTC to operate a cable distribution undertaking. Rogers, Shaw and @Home shall together make the approach to Videotron Ltee.

     The time for performance of Rogers' and/or Shaw's obligations as set out above, shall be extended day-for-day by (1) to the extent that such failure is as a result of a failure by @Home to complete its obligations set out in this term sheet, the number of days of any resulting delay in Rogers' and/or Shaw's performance of its obligations set out above; or (2) the number of days Rogers' or Shaw's performance was prevented or delayed by the occurrence of a Force Majeure event; or (3) a cure period of six (6) months following notice by @Home to Rogers or Shaw as applicable in the event of the failure to meet the levels referred to above. In the event of a loss of the exclusivity of the License, there shall be a three (3) month transitional period following such loss of exclusivity during which period @Home shall not use or license any third party to use the trade mark @Home but may work with other service providers.

2.2  MASTER ROLL-OUT PLAN:  Rogers and Shaw shall distribute the Wave@Home
     --------------------
     Service in accordance with the terms of the Licenses and substantially as determined by agreement of @Home, Rogers and Shaw in the Master Roll-Out Plan. The "Master Roll-Out Plan" means the plan of the parties which sets forth the first commercial deployment date, the upgrade schedule and the network architecture to enable the launch of the Wave@Home Service by Rogers and Shaw. @Home, Rogers and Shaw shall prepare the Master Roll-Out Plan taking into account the particular characteristics of the Canadian market which in their respective view is relevant to the distribution of the Wave@Home Service.

2.3  SUB-DISTRIBUTION AGREEMENTS:  Any agreement entered into by Rogers or Shaw
     ---------------------------
     (directly or indirectly through an entity controlled by Rogers and Shaw) with a sub-distributor shall:

     (A) be substantially in the standard form of sub-distributor or affiliation agreement to be approved by the parties hereto and shall not be altered in any material respect without the prior written consent of @Home, which consent shall not be unreasonably withheld. Provided that, such sub-distribution agreements shall be entered into only with sub-distributors in accordance with sub-distribution guidelines, which shall be mutually agreed upon by the parties hereto;

     (B) provide for such management fees to be paid by such sub-distributor to Rogers and/or Shaw, as applicable, for establishing and managing the relationship with such sub-distributor. Such management fee will be set by the Rogers and Shaw and shall be approved by @Home, acting reasonably, and shall be sufficient to cover at least Rogers' and Shaw's costs and investment in connection with such establishment and management. Rogers and/or Shaw, as applicable, may charge additional fees to the sub-distributors for additional or incremental services such as billing or customer support; and

     (C) provide that the rights granted to sub-distributors which require performance by @Home, shall be no greater than the rights granted to Rogers and Shaw by @Home and that such sub-distributors shall be subject to performance standards in order to maintain exclusivity.

     Rogers and Shaw shall promptly notify @Home of any material breach under any such sub-distributor or affiliation agreement. Each of Rogers and Shaw (directly or indirectly through an entity controlled by Rogers and Shaw) will diligently enforce the provisions of any sub-distributor or affiliation agreement.

2.4  REGULATORY CONSIDERATIONS:  Rogers and Shaw will distribute the Service in
     -------------------------
     accordance with all applicable laws, ordinances, regulations and policies of any governmental agency or regulatory authority having jurisdiction.
     The parties acknowledge that Rogers and Shaw are required by the CRTC to provide access to their respective networks to third party Internet Service providers. @Home shall provide to each of Rogers and Shaw, as applicable, at @Home's cost, system upgrades such as introduction of source based routing to enable Rogers and Shaw to provide such access to such third parties and Rogers and/or Shaw, as applicable, shall pay a reasonable fee to @Home for the use of any of @Home's technology related to such system upgrades by Rogers and/or Shaw to enable them to provide such access to third parties. Nothing in this paragraph is intended to derogate from any benefit to which @Home is entitled pursuant to the terms hereof nor from the obligation of Rogers and Shaw to use its commercially reasonable efforts to distribute, market and promote the Wave@Home Service.

2.5  RECIPROCAL EXCLUSIVITY:  During the term of the exclusivity of the
     ----------------------
     respective Licenses, other than the provision of the Wave@Home Service, and provided that @Home is not in default of its obligation under the Master Roll-Out Plan, Rogers and Shaw, as applicable,

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

     shall not market or promote or have a controlling interest in any entry operating and shall prohibit any sub-distributors from marketing or promoting or having a controlling interest in any entity operating a Residential Internet Service (other than dial-up services at speeds not to exceed [**] or such other higher speed subsequently agreed to with the U.S. Cable Partners). However, nothing in this paragraph is intended to and does not restrict either Rogers or Shaw or their sub-distributors from promoting, over an Internet Backbone, programming and content (such as Yahoo, YTV Canada Inc. and Canoe). Provided that, the time for performance of @Home's obligation set out in the Master Roll-Out Plan shall be extended day-for-day by (1) to the extent that such failure is as a result of a failure by Rogers and/or Shaw to complete its obligations set out in the Master Roll-Out Plan; the number of days of any resulting delay in @Home's performance of its obligations set out in this term sheet; or (2) the number of days @Home's performance was prevented or delayed by the occurrence of a Force Majeure event; or (3) a cure period of six (6) months following notice by Rogers and/or Shaw as applicable in the event of the failure by @Home to perform its obligations under the Master Roll-Out Plan.

2.6  COVENANTS OF ROGERS AND SHAW:  Rogers and Shaw, each individually with
     ----------------------------
     respect to its own facilities and systems, and severally with respect to the obligation to include the same in agreements with sub-distributors, covenant and agree with @Home that it will:

     (A) upgrade and maintain its respective HFC plant to enable it to operate two-way data transmission services in accordance with the Master Roll-Out Plan and the Standards and Specifications;

     (B) acquire, install and maintain cable modem termination system (also known as a cable data router) and cable modems necessary to provide the Wave@Home Service;

     (C) provide such telecommunications facilities necessary to connect their respective subscribers to headends and/or fibre nodes, connect such headends and/or fibre nodes to @Home's Regional Data Centres ("RDC") in Canada and to connect these RDC's to the nearest POP on the U.S. side of the border (the "U.S. POP");

     (D) be solely responsible for its customers and will provide in any sub-distributor agreements that the sub-distributors shall be responsible for such sub-distributor's customers including responsibility for billing, installation of the hardware and software required to enable the customer to receive and use the Wave@Home Service, Tier I Customer Support and Tier II Technical Support. Provided that Rogers and Shaw may retain @Home to assist it in providing any of the above services on terms and at such reasonable fees as the parties shall agree;

     (E) allow @Home to co-locate RDC's, proxy servers and related equipment at such of Rogers' and Shaw's network distribution facilities at no charge for the use of such space to @Home. Provided that @Home will use commercially reasonable efforts to optimize space and other requirements consistent with its practice with its U.S. Cable Partners;

     (F) subject to @Home complying with sub-paragraph 2.7(I) provide necessary modifications to its billing, subscriber management, and network management systems to adequately interface with @Home's support and network management system. @Home shall work with Rogers and Shaw to help them, to at least the same degree as the level of assistance given by @Home to its U.S. Cable Partners, to minimize their costs for the foregoing; and

     (G) use commercially reasonable, diligent efforts to distribute, market and promote the Wave@Home Service, on a local, regional and national level including promoting the Wave@Home Service to potential sub-distributors.

2.7  COVENANTS OF @HOME:  In order to facilitate the distribution of the
     ------------------
     Wave@Home Service by Rogers, Shaw and the sub-distributors, in accordance with the Master Roll-out Plan, @Home covenants and agrees with each of Rogers and Shaw that in addition to the grant of the Licenses, it will, in Canada, subject to the other terms and conditions herein:

     (A) grant access to Shaw, Rogers and the sub-distributors and their respective subscribers customers or content providers to @Home's broadband network;

     (B) install and maintain IP data routers and proxy servers as mutually agreed upon;

     (C) install and maintain that number of RDCs that the parties mutually agree is required to maximize the efficient use of Rogers', Shaw's and the sub-distributors' transport infrastructure but in any event such number of RDC's shall, together with the proxy servers installed, deliver the same level of performance as enjoyed by the U.S. Cable Partners;

     (D) provide the software necessary for use by and to enable Rogers', Shaw's and the sub-distributors' Wave@Home subscribers to receive and use the Wave@Home Service, including the customized Internet browser, TCP\IP stack and application plug-ins;

     (E) provide all of the telecommunications facilities connecting the U.S. POP to the @Home Network;

     (F)  provide Tier III Network Support;

     (G) provide such general engineering, operations, marketing and management, consultation and support to Rogers, Shaw and the sub-distributors when reasonably requested;

     (H) provide training programs to train personnel from or determined by Rogers and Shaw to enable such persons to then train others, provide scripts and other materials designed to assist Rogers, Shaw and the sub-distributors with Tier I Customer Support and Tier II Technical Support;

     (I) provide access to @Home's subscriber management systems and the API's reasonably necessary to automate the exchange of data from such systems to Rogers, Shaw and the sub-distributors (such as IP addresses, log-in names, computer configuration, etc.) that are necessary for billing and subscriber management;`

     (J) work with Rogers and Shaw to develop network architecture that minimizes inter-city data transport within Rogers' Shaw's and the sub-distributors' networks.

     In carrying out its obligations @Home shall treat Rogers, Shaw and the sub-distributors in a manner and with a priority that is equal to that afforded to its U.S. Cable Partners.

2.8  DUE DILIGENCE AND ACCESS:  Following the execution of this term sheet by
     ------------------------
     all parties, the parties shall conduct their respective due diligence review of the assets, operations and the capital structure, as applicable, of the other. The parties shall coordinate closely with the officers of the other all such activities and shall conduct any such inquiries with appropriate discretion and sensitivity to the relationships of the other; employees, customers, suppliers and distributors. The parties agree to hold information obtained in confidence in accordance with the terms of the confidentiality agreement entered into between each of Shaw and Rogers and @Home and to use the information so obtained only for the purpose of evaluating efficacy of the transaction contemplated herein. During this time the parties and their advisors and representatives shall, subject to confidentiality obligations to third parties, have access during normal business hours to such of the other's properties, books, contracts, documents, records and personnel related to the Service and the ability of any of the parties to fulfill their respective obligations under this term sheet and the other may reasonably request. In the event that the transactions contemplated herein are not completed, the parties shall return all such information in written form and any copies thereof to its owner, and destroy all notes, working papers and schedules based on such confidential information. @Home, Rogers and Shaw shall complete their due diligence within a reasonable time, which shall not exceed 20 business days following execution of this term sheet by all parties. In the event that the results of the due diligence conducted by parties gives rise to the condition set out under paragraphs 4.1(E), 4.2(E) or 4.3(C), the applicable party shall be entitled to terminate the arrangements contemplated herein.

2.9  STANDARDS AND SPECIFICATIONS:  The parties will comply with mutually agreed
     ----------------------------
     to Specifications and Standards that will include minimum cable plant performance standards, @Home Network infrastructure standards, and certification criteria. In particular, Rogers and Shaw will meet certain minimum requirements for upstream and downstream bandwidth and @Home will provide for certain minimum caching rates assuming a specified subscriber level.

2.10 RIGHTS TO PURCHASE FROM @HOME VENDORS:  @Home will use reasonable
     -------------------------------------
     commercial efforts to allow Rogers, Shaw and their sub-distributors to purchase hardware and software for Wave@Home on an aggregate basis with @Home and/or the U.S. Cable Partners so that Rogers, Shaw and the sub-distributors can thereby enjoy advantageous terms and pricing.

2.11 @MEDIA PROGRAMMING RESPONSIBILITIES:  The parties envision that the user
     -----------------------------------
     interface for Wave@Home will feature a Local Area and a National Area as follows:

     (A) Rogers, Shaw or a sub-distributor, as the case may be, will program the Local Area and all Local Content. Local Content shall consist solely of content that is intended for a specific geographic area, such as a city, town, municipality or metropolitan area (a "Geographic Area") (for example, a local restaurant guide or real estate listing service). Shaw and Rogers will program the Local Area only with Local Content; and

     (B) Content that is promoted in more than one Geographic Area will be included in the National Area. Rogers, Shaw and @Home will jointly program the National Area and all National Content in accordance with paragraph 2.12 below. Rogers and Shaw and the sub-distributors will develop relationships with Canadian content partners to provide National Content and @Home will utilize its relationships with U.S. content partners for the same purpose.

2.12 PROGRAMMING THE NATIONAL AREA:  The following principles shall apply:
     -----------------------------

     (A) The parties acknowledge the desire to present a distinctly Canadian service consistent with the spirit of Canadian cultural policy while balancing the desire to use as much of the content forming part of the Service as is possible. Accordingly, Rogers and Shaw at their cost shall be entitled to modify, augment, or replace National Content programmed by @Home in order to comply with Canadian law, cultural policies and/or industry requirements or expectations and to ensure that it is relevant to the Canadian market. Provided that Rogers and Shaw shall act reasonably and in good faith in order to minimize such changes. The principles described in this paragraph 2.12(A) shall be referred to as the "Programming Principles";

     (B) Rogers and Shaw at their cost may make editorial changes in the National Area and in the National Content as either of them determines is appropriate for the Wave@Home Service, consistent with the Programming Principles. For example, the parties will frequently change the lead news story, sports scores, weather conditions and other editorial content appearing on the news, sports and business guide pages so that it is oriented toward the Canadian market;

     (C) Rogers and Shaw at their cost may supplement or replace third party content provided by @Home as it determines is appropriate for the Wave@Home Service consistent with the Programming Principles. For example, Rogers and Shaw may elect to add TSN to supplement or replace ESPN. Rogers and Shaw will first use commercially reasonable efforts to supplement such content provided by @Home by adding additional third party content of its choice. If this approach is inadequate or is not practical, Rogers and Shaw may replace such content but will consult with @Home prior to doing so;

     (D) @Home shall develop and maintain the underlying user interface and page templates for the Wave@Home Service (the "Programming Structure"). @Home

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

          will use commercially reasonable efforts to make the Programming Structure as flexible as possible so that Rogers and Shaw can achieve the Programming Principles without a need for modifications to the Programming Structure. A change to a Programming Structure would for example be replacing a shopping page which features an anchor tenant and four other vendors with a page modified to feature only the anchor tenant. If Rogers and Shaw believe that such a modification is necessary to achieve the Programming Principles, Rogers and Shaw will request that @Home implement the same, at Rogers' and Shaw's cost. @Home agrees that it will implement such modifications unless such modifications would jeopardize the technological integrity of the overall Programming Structure; in which case, @Home shall endeavour to recommend reasonable alternatives to achieve the goals or satisfy the concerns of Rogers and Shaw. Such requests for modifications are anticipated to be infrequent and normally not necessary to achieve the Programming Principles;

     (E) Except as may be otherwise required by any regulatory authority, Rogers and Shaw will have the limited right to block the promotion of any programming forming part of the National Content provided by @Home which is competitive with any form of programming service owned or controlled by Rogers or Shaw (e.g.: YTV vs. Nickelodeon) without reference to the Programming Principles; provided however that Rogers and Shaw may each block the promotion of only two such programs, in their respective licensed territories, at any given time; and

     (F) @Home will make available to Rogers and Shaw the same content platform technologies that it makes available to its U.S. Cable Partners, including multi casting and replication technologies. To the extent that Rogers and Shaw require content platform technologies (such as advertising insertion tools) that are not required by the U.S. Cable Partners, @Home will license such content platform technologies to Rogers and to Shaw on commercially reasonable terms.

2.13 @MEDIA REVENUE:  All revenue derived from the Local Area will be retained
     --------------
     by Rogers, Shaw or the sub-distributor responsible for programming the Local Area. All revenue derived from the National Area will be allocated as follows:

     (A) The party responsible for generating the revenue from advertising, a promotional link, an on-line transaction or other @Media services (the "Additional Revenue") shall retain [**]% of such Additional Revenue as a sourcing commission. The remaining Additional Revenue (i.e. [**]% of the Additional Revenue) will be aggregated on a quarterly basis and allocated in proportion to the Additional Revenue (less the sourcing commission) generated by each party in that quarter. However, in no event shall any party be entitled to less than [**]% nor more than [**]% of the remaining Additional Revenue; and

     (B) Revenue from Premium Services will be allocated on a case by case basis in proportion to the contributions made by each party. "Premium Services" are services that require Rogers' and/or Shaw's active participation in marketing, sales, billing and/or customer support.

     The parties shall reassess the above allocations following the third anniversary of the execution of this term sheet.

2.14 ADVERTISING PRACTICES:
     ---------------------

     (A) Rogers and Shaw shall schedule all advertising content forming part of the National Area on a non-discriminatory manner and so as to maximize overall advertising revenue. Rogers and Shaw shall sell advertising to businesses in Canada for insertion in the Wave@Home Service and @Home shall sell advertising to businesses in the United States for insertion in the Wave@Home Service. Rogers and Shaw on the one hand and @Home on the other shall share leads (for which an appropriate commission shall be paid) but shall not sell any such advertising to businesses operating in the other's territory. All sales of advertising to be inserted in the Wave@Home Service shall be made in accordance with an advertising rate card for the Wave@Home Service; and

     (B) From time to time Rogers and/or Shaw may bundle advertising on the Wave@Home Service with other media offerings by entities which it controls. In such instance, any discount from the applicable rate card associated with bundling shall be allocated on an equitable basis.

2.15 RESEARCH & DEVELOPMENT:  @Home shall use its commercially reasonable
     ----------------------
     efforts to conduct Canadian based research and development in matters regarding the Service and the Wave@Home Service.

2.16 BRANDING:  The Service will be marketed and distributed by Rogers and Shaw
     --------
     under the co-brand "Wave@Home" or the brand "@Home". Rogers' and Shaw's local loop (i.e. the infrastructure required to deliver the Wave@Home Service to the subscriber from the RDC's) will be referred to as the "Wave". Rogers and Shaw and the sub-distributor may use a tag line to identify Wave@Home as a product of Rogers, Shaw or the sub-distributor. Rogers and Shaw shall grant to @Home a non-exclusive license to use the appropriate trade marks owned by either of them to market and promote the Wave@Home Service. Provided that nothing set out in this paragraph shall give Rogers or Shaw any ownership rights to the trade mark "@Home".

2.17 FEES:  The following fees shall apply to the Licenses:
     ----

     (A) Wave@Home will be offered to Rogers' and Shaw's and their sub-distributors' subscribers at basic subscription rates (which may be based on a month-to-month or longer term subscriptions), cable modem rates, and installation rates determined by Rogers, Shaw and their sub-distributors in their sole discretion. The basic subscription rate shall include local loop transport fees and Internet Service provider fees and may be allocated between local loop transport fees and Internet Service provider fees in any manner that Rogers and Shaw deem appropriate subject to any applicable legal requirements relating to the pricing of these services; and

                                             ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

     (B) In consideration of the License granted hereunder and the performance of @Home's obligations, Rogers and Shaw will pay @Home [**]% (the "Fee Percentage") of the Wave@Home basic subscription rate revenue, including any portion allocated to local loop transport (the "Wave@Home Services Revenue") billed by Rogers, Shaw and its sub-distributors. The parties acknowledge that the Wave@Home Service Revenue is presently set out in the High Speed Internet Access Tariff filed by each of Rogers and Shaw with the CRTC. The tariffs do not include installation charges, any sales, use, gross receipts, excise, franchise or other local, provincial and federal taxes, fees or charges, however designated (excluding taxes on the other party's income) imposed on or based upon the provision or use of Wave@Home Services, management fees described in paragraph 2.3(B), @Media revenue described in paragraph 2.13, or any incremental fees collected for additional content or programming or the fees charged for the sale or rental of cable modems, all of which amounts shall in all cases be excluded from the calculation of the Wave@Home Service Revenue.
          Rogers and Shaw will not and the sub-distribution agreements will provide that the sub-distributors shall not artificially allocate costs between the Wave@Home Service Revenue and the other fee categories excluded above in order to lower Rogers' and Shaw's payments to @Home. All payments under this term sheet will be net 30 days from the calendar month end; and

     (C) Rogers, Shaw or any sub-distributor will be entitled to include the Wave@Home Service in a bundled offer with other products or services offered by such party or other ("Bundled Offer") and sold to subscribers at a single discounted price. If Rogers or Shaw wish to include that Wave@Home in a Bundled Offer such party may request that @Home agree that the Wave@Home Service Revenue for the purpose of section 2.17(B) will be equal to the discounted price for the Wave@Home Service included in the Bundled Offer. The discounted price will be determined by dividing (i) the price for the Bundled Offer by
          (ii) the sum of the standard price for each service included in the Bundled Offer and multiplying the resulting percentage by the un-discounted Wave@Home Service Revenue. @Home will act reasonably in giving its consent and will take into consideration the likely benefits of the Wave@Home Service being included in the Bundled Offer. Failing such consent if Rogers or Shaw proceeds with the Bundled Offer, the Wave@Home Service Revenue will be calculated without reference to any discount.

     All fees or other payments by one party to the other as contemplated herein shall be reduced by all statutory withholding obligations imposed on such party including any taxes required to be withheld pursuant to Canadian or U.S. laws.

2.18 PERFORMANCE BASED INCREASE IN @HOME SERVICE FEES:  The fees payable to
     ------------------------------------------------
     @Home shall be increased in the manner set out in Schedule "E" attached hereto.

2.19 TERM:  The initial terms of the Licenses and this term sheet (or the
     ----
     definitive distribution agreement if executed and as such supersedes the term sheet) will be six years. Rogers and Shaw shall each have the right to renew this agreement for two additional six year terms subject to reaching agreement with @Home with respect to the overall economics of the contractual arrangements for any such renewal period. At the end of the fifth and eleventh year the parties will review the overall economics of the contractual arrangements and negotiate in good faith any amendments sought to the contractual arrangements by any of the parties for any renewal term.

2.20 TRANSITION PERIOD:  If the contractual arrangements set out herein
     -----------------
     terminate as a result of the:

     (A) failure of the parties to reach agreement on the economic terms to take effect on renewal as contemplated in paragraph 2.19 above, there will be a twelve month transitional period following such termination or such shorter period of time as shall be agreed upon by the parties; and

     (B)  the breach of one of the parties, and subject to the requirements of
          Section 2.1(i), (ii) and (iii), there will be a transition period of such duration as shall be mutually agreed upon, not to exceed nine months provided however that the party in breach shall use all its reasonable commercial efforts to remedy the breach and shall continue to fulfill its other contractual obligations.

     During the transitional periods described above Rogers and Shaw may, but need not, continue to use the "Wave@Home" co-brand or "@Home" brand, as the case may be. During the transition period the parties will otherwise be bound by their obligations set out in this term sheet including the payment of fees and the exclusivity obligation of the parties (subject to the right of the parties to prepare to contract with an alternative provider). In addition during the transition period, the parties will co-operate and work together in good faith to effect a smooth and orderly transition from the facilities, networks, technology and services provided by each of the parties hereunder to the separate facilities, networks, technology and services required by each of the parties after the end of the transition period.

3.0  ADDITIONAL VENTURES

3.1  @HOME COMMERCIAL SERVICES:  @Home, Rogers and Shaw will negotiate in good
     -------------------------
     faith until December 31, 1997 with a view to signing a distribution agreement granting Rogers and Shaw an exclusive license in Canada covering @Home's commercial services (such as @Work Remote for telecommuters and @Work Internet access service). Nothing in this paragraph is intended to prohibit either party from entering into any arrangement with any other party to provide such commercial services in Canada. However, in the event that @Home offers a commercial product with another Internet Service provider, @Home shall not use "@Home" as the product name for such service and shall use its good faith efforts to disassociate the @Home name or trade mark with such service. It being agreed that regardless of the success of the negotiations regarding these @Home commercial services, nothing herein shall limit the ability of Rogers and Shaw to distribute, market and promote the Wave@Home Service to any residence in Canada even if such customer might also work from his or her residence.

4.0  CONDITIONS PRECEDENT TO CLOSING

4.1 The obligation of Rogers to complete the transactions referred to above is conditional on the following:

     (A) the representations and warranties of @Home set out in Part 5 below shall be true on the closing date as if made at and as of such date;

     (B) Obtaining the approval of the board of directors of Rogers on or before March 17,1997;

     (C) No action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit the purchase by Rogers or the sale by @Home of the Series C Shares and the Warrants or the grant of the Licenses to Rogers;

     (D) As part of the closing procedures regarding the transactions contemplated herein, @Home shall execute and deliver the form of stock purchase agreement distributed in connection with @Home's Series C Convertible Preferred Stock offering for the purchase of the Series C Shares and the Warrants and related documents providing the customary representations and warranties and covenants generally provided to a purchaser of shares from an issuer provided that the form of stock purchase agreement and other definitive documents for the sale and issuance of the Series C Shares and the Warrants are subject to the final approval of the Board of Directors of Rogers;

     (E) Rogers shall have completed its due diligence to the extent set out in paragraph 2.8 above and the due diligence shall not have revealed any fact, matter, omission or misstatement of such a material nature as to lead a prudent person operating an Internet Service in circumstances similar to those of Rogers and involved in a transaction such as the one contemplated herein to conclude in its own best interests, that the transaction should not be completed; and

     (F) Simultaneously with the closing of the transactions set out herein by Rogers, Shaw shall complete its obligations set out herein.

4.2 The obligation of Shaw to complete the transactions referred to above is conditional upon:

     (A) the representations and warranties of @Home set out in Part 5 below shall be true on closing date as if made at and as of such date;

     (B) Obtaining the approval of the board of directors of Shaw on or before March 17, 1997;

     (C) No action or proceeding shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit the purchase by Shaw or the sale by @Home of the Series C Shares and the Warrants or the grant of the Licenses to Shaw;

     (D) As part of the closing procedures regarding the transactions contemplated herein, @Home shall execute and deliver the form of stock purchase agreement distributed in connection with @Home's Series C Convertible Preferred Stock offering for the purchase of the Series C shares and the Warrants and related documents providing the customary representations and warranties and covenants generally provided to a purchaser of shares from an issuer provided that the form of stock purchase agreement and other definitive documents for the sale and issuance of the Series C Shares and the Warrants are subject to the final approval of the Board of Directors of Shaw;

     (E) Shaw shall have completed its due diligence to the extent set out in paragraph 2.8 above and the due diligence shall not have revealed any fact, matter, omission or misstatement of such a material nature as to lead a prudent person operating an Internet Service in circumstances similar to those of Shaw and involved in a transaction such as the one contemplated herein to conclude in its own best interests, that the transaction should not be completed; and

     (F) Simultaneously with the closing of the transactions set out herein by Shaw, Rogers shall complete its obligations set out herein.

4.3 The obligation of @Home to complete the transactions referred to above is conditional upon:

     (A) Obtaining the approval of the board of directors of @Home on or before March 20, 1997;

     (B) No action or proceeding shall be pending or threatened by any person, company, firm, government authority, regulatory body or agency to enjoin or prohibit the purchase by Rogers or Shaw or the sale by @Home of the Series C Shares and the Warrants or the grant of the Licenses to Rogers and Shaw;

     (C) @Home shall have completed its due diligence to the extent set out in paragraph 2.8 above and the due diligence shall not have revealed any fact, matter, omission or misstatement of such a material nature as to lead a prudent person operating an Internet Service in circumstances similar to those of @Home and involved in a transaction such as the one contemplated herein to conclude in its own best interests, that the transaction should not be completed;

     (D) the representations and warranties of Rogers and Shaw set out in Part 5 below shall be true on the closing date as if made at and as of such date;

     (E) Simultaneously with the closing of the transactions set out herein by @Home, Rogers and Shaw shall complete their respective obligations set out herein; and

     (F) As part of the closing procedures regarding the transaction contemplated herein, Rogers and Shaw shall execute and deliver the form of stock purchase agreement distributed in connection with @Home's Series C Convertible Preferred Stock offering for the purchase of the Series C Shares and Warrants and related documents providing customary representations and warranties and covenants generally provided by a purchaser to an issuer of shares, provided that the definitive documents for the sale and issuance of the Series C Shares and related documents of the Warrants are subject to final approval of @Home's Board of Directors prior to the closing.

4.4  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL OF THE PARTIES:  The
     -------------------------------------------------------------
     obligations of the parties to complete the transactions contemplated herein is conditional upon the receipt on or before closing of all necessary approvals from all regulatory authorities having jurisdiction with respect to the subject matter hereof.

5.0  REPRESENTATIONS AND WARRANTIES

5.1  REPRESENTATIONS AND WARRANTIES OF @HOME:  @Home represents and warrants to
     ---------------------------------------
     each of Rogers and Shaw that:

     (A) @Home has the power and authority to enter into this term sheet and to fully perform its respective obligations hereunder, including the right to grant the Licenses in Canada on the terms set out in this term sheet;

     (B) @Home is not under any contractual or other legal obligation which will in any way interfere with the full, prompt and complete performance of its obligations pursuant to this term sheet; and

     (C) The @Home Facilities and the Services (collectively called the "@Home Property") are and will remain the sole and exclusive property of @Home and its suppliers (and where the @Home Property is the sole and exclusive property of @Home's suppliers, @Home has the necessary license to use such property for the purposes contemplated in this term sheet). @Home's ownership rights include but are not limited to:

          1.   Intellectual Property Rights held by @Home in the @Home Property;
               and

          2. All modifications to and derivative works based upon such Intellectual Property Rights.

5.2  REPRESENTATIONS AND WARRANTIES OF ROGERS AND SHAW:  Each of Rogers and Shaw
     -------------------------------------------------
     severally represent and warrant to @Home that:

     (A) Each of Rogers and Shaw has the power and authority to enter into this term sheet and to fully perform its respective obligations hereunder;

     (B) Neither Rogers nor Shaw is under any contractual or other legal obligation which will in any way interfere with the full, prompt and complete performance of its obligations pursuant to this term sheet; and

     (C) Rogers' and Shaw's facilities and all Intellectual Property Rights therein are and will remain the sole and exclusive property of each of Rogers and Shaw, as applicable, and their respective suppliers (and where the Rogers or Shaw Facilities or Intellectual Property Rights are the sole and exclusive property of Rogers' or Shaw's suppliers, Rogers or Shaw has the necessary license to use such Facilities or Intellectual Property Rights for the purposes contemplated in this term sheet). Rogers' and Shaw's respective ownership rights include but are not limited to:

          1. Intellectual Property Rights held by Rogers or Shaw, as applicable, in the facilities;

          2. All modifications to and derivative works based upon such Intellectual Property Rights.

6.0  INDEMNITIES

6.1  INDEMNITY OF @HOME:  @Home will defend, indemnify and hold harmless each of
     ------------------
     Rogers and Shaw, their respective affiliated companies and partners and their respective officers, directors, employees and agents from all liabilities, damages, costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred in connection with any third party claim against Rogers or Shaw relating to the use by either Rogers or Shaw of the Intellectual Property Rights of @Home which results or may result in the infringement of any Intellectual Property Rights of any third party.

6.2  INDEMNITY OF ROGERS AND SHAW:  Each of Rogers and Shaw severally only agree
     ----------------------------
     that they shall defend, indemnify and hold harmless @Home, its affiliated companies and partners and their respective officers, directors, employees and agents from all liabilities, damages, costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred in connection with any third party claim against @Home relating to the use by @Home of the Intellectual Property Rights of either Rogers or Shaw, which results or may result in the infringement of any Intellectual Property Rights of any third party.

6.3  CONSEQUENTIAL DAMAGES:  NONE OF THE PARTIES HERETO WILL BE LIABLE TO ANY OF
     ---------------------
     THE OTHER PARTIES FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (SUCH AS, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE AND DAMAGE TO OR LOSS OF PERSON PROPERTY), WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

7.0  CLOSING PROCEDURES

7.1  BINDING NATURE OF AGREEMENT:  The term sheet is binding on the parties.
     ---------------------------
     The parties shall acting in good faith complete and execute all formal documentation customary in a transaction of this nature, all of which must be satisfactory to each of Rogers, Shaw and

     @Home, acting reasonably, including without limitation, a stock purchase, a distribution and trade mark licence agreement which shall be consistent with and reflect the terms of this term sheet and shall contain the usual covenants, indemnities, warranties and representations with respect to certain matters affecting @Home, its capital and the Service.

7.2  THE COMPLETION DATE:  The transactions contemplated herein shall be
     -------------------
     completed two business days following the completion of due diligence. Provided that the parties shall extend the time for completion to enable the parties to obtain any required approvals.

7.3  STRUCTURES OF THE TRANSACTION:  The parties agree that Rogers and Shaw have
     -----------------------------
     yet to determine the structure of the entity which will conclude the transactions contemplated herein with @Home. The parties agree to cooperate with each other to determine and establish the structure entity which will conclude the transactions contemplated herein in such a manner so as to enable Rogers and Shaw to minimize the taxes otherwise payable, as a result of this transaction, by each of them without altering the economic substance of the transactions to @Home. Rogers and Shaw shall determine and advise @Home of the proposed structure of the transactions by April 5, 1997. If Rogers and Shaw create a new entity to be owned by them jointly aimed at exploiting the License referred to in paragraph 2.1(C) or facilitating the programming of National Content they shall discuss with @Home its possible equity or warrant participation in such entity.

7.4  ESCROW CLOSING:  If it is reasonably determined by a responsible senior
     --------------
     officer of @Home that the Series C Convertible Preferred Stock offering proposed by @Home will likely close prior to the date established herein for completion of due diligence, Rogers and Shaw shall on the date established pursuant to the stock purchase agreement as the completion date, purchase the Series C Shares in escrow, by depositing with an escrow agent, acceptable to all of the parties, an amount equal to the purchase price for such Series C Shares and the Warrants described in Schedule "B" and @Home shall deposit with the same escrow agent the corresponding certificates for the Series C Shares and Warrants, to be released to the appropriate party upon completion of due diligence and satisfaction of the conditions precedent or termination of the contractual obligations set out herein.

7.5  PUBLIC DISCLOSURE:  Each of Rogers, Shaw and @Home shall maintain in
     -----------------
     confidence the matters referred to in this term sheet and shall not make any public disclosure, except to the extent required by applicable law, regulation, or policies of any governmental or regulatory authority (including the TSE and applicable U.S. securities exchanges) of the terms of this term sheet without the consent of the other, such consent not to be unreasonably withheld. The parties shall consult with each other regarding the wording of all press announcements.

7.6  ASSIGNMENT:  Except as otherwise provided in this term sheet, (i) each of
     ----------
     Rogers and Shaw may assign their respective rights and obligations, in whole or in part, under this term sheet to one of their wholly-owned direct or indirect subsidiaries or to an entity owned jointly by Rogers and Shaw (whether now existing or created subsequent to the date of this term sheet) and (ii) @Home may assign its rights and obligations, in whole or in part, under this term sheet to a wholly owned direct or indirect Canadian subsidiary created subsequent to the date of this term sheet but, if such assignment takes place, the assignor shall continue to be liable to the other parties hereunder for any default in the performance of the assignee. This term sheet shall not otherwise be assignable by any party hereto.

7.7  ENUREMENT:  The term sheet shall be binding upon and shall enure to the
     ---------
     benefit of and be enforceable by Rogers, Shaw and @Home and their respective successors and Rogers' and Shaw's permitted assigns.

7.8  NOTICES:  Any notice, direction or other instrument required or permitted
     -------
     to be given or made hereunder shall be in writing and shall be sufficiently given or made if delivered in person to the address set forth below or if telecopied or sent by other means of recorded electronic communication confirmed by delivery as soon as practicable or if dispatched, fees prepaid, by overnight courier.

     Notices to @Home shall be addressed as follows:

          At Home Corporation
          425 Broadway
          Redwood City, CA 94063

          Attention:  Tom Jermoluk, Chairman and CEO

          Fax:  415-944-8500

     with a copy to:

          David Pine, General Counsel
          Fax:  415-944-8500

     Notices to Rogers shall be addressed as follows:

          Rogers Cablesystems Limited
          Suite 6400 Scotia Plaza
          40 King Street W
          Toronto, Ontario

          Attention:  Chief Executive Officer

          With a copy to: David Miller, Vice-President Law and General Counsel
          Fax:  416-864-2395

     Notice to Shaw shall be addressed as follows:

          Shaw Cablesystems Ltd.
          Suite 900, 630 - 3rd Avenue S.W.
          Calgary, Alberta
          T2P 4L4

          Attention:  The President

     with a copy to:

          Margot M. Micallef, Corporate Counsel
          Fax:  (403) 750-4531

     Any notice, direction or other communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery, if delivered, or on the day of sending if sent by telecopier or other means of recorded electronic communications (provided such day of delivery or sending is a business day and, if not, then on the first business day thereafter). Either party hereto may change its address for notice to the other party by notice given in the manner aforesaid.

7.8  GOVERNING LAW:  This term sheet and the rights and obligations of the
     -------------
     parties hereto shall be governed and construed in accordance with the laws of the Province of Ontario.

7.10 COUNTERPART:  This term sheet may be signed in counterparts that together
     -----------
     shall be deemed to constitute one valid and binding document with effect from the date the last of the counterpart copies is signed and returned in accordance with the delivery provisions set out below and delivery of the counterparts may be effected by means of facsimile transmission.

7.11 TERMINATION:  The contractual obligations set out in this term sheet shall
     -----------
     terminate and be of no further force and effect if the conditions precedents set out herein are not satisfied or waived on or before June 15, 1997.

AT HOME CORPORATION

PER:

/s/ Thomas A. Jermoluk
-------------------------------

/s/ David G. Pine
-------------------------------

ROGERS CABLESYSTEMS LIMITED

PER:

/s/ David Samuel
-------------------------------

/s/ David Miller
-------------------------------

SHAW CABLESYSTEMS LTD.

PER:

/s/  Michael D. [ILLEGIBLE]
-------------------------------

/s/ R.D. [ILLEGIBLE]
-------------------------------

                                   SCHEDULE A

                                  DEFINITIONS

To the extent not inconsistent with this term sheet, terms with initial capital letters not defined in the body of the term sheet shall have the meaning set forth below. All references to "MSO" in the term sheet and these definitions shall refer to each of Rogers, Shaw, and the sub-distributors, as applicable.

1.   Definitions

          (a) "@HOME FIRST PAGE" means the first page of the Wave@Home Service user interface as it appears to subscribers upon the "start up" of the Wave@Home Service.

          (b) "DATA-READY CABLE SYSTEM" means the construction or upgrade of MSO Facilities to allow distribution of Wave@Home Service in accordance with the Specifications and Standards.

          (c) "FACILITIES" means any and all facilities, equipment, and technology that is owned, leased or licensed by a party hereto that is necessary to deliver the Wave@Home Service.

          (d) "FORCE MAJEURE" event means any of the following events: (i) the failure of any equipment or software under the control of a person, firm or entity not affiliated with such party; (ii) fire, flood, earthquake, or other natural disaster; (iii) a change in law or governmental regulation; or (iv) any other cause beyond the reasonable control of such party. In any such case, the parties' time for performance under the term sheet, to the extent affected by any of the foregoing, will be correspondingly extended.

          (e) "HOMES PASSED" means the number of residential dwelling units that are or can be connected to the MSO's Data-Ready Cable System. For the purposes of this paragraph, a residential dwelling unit "can be connected" to the MSO's Data-Ready Cable System if the residential dwelling unit is located within 250 feet of an upgraded data-ready distribution line. Each residential unit in a multiple dwelling unit shall be counted as one Home Passed.

          (f) "IP" means the Internet Protocols as defined by the document titled RFC-91, by John Postell of the University of Southern California, dated 1981, or subsequent revisions thereof.

          (g) "INTELLECTUAL PROPERTY RIGHTS" means all patent rights, copyright rights (including, but not limited to, rights in music and audiovisual works and moral rights), trademark rights, trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

          (h) "INTERNET BACKBONE" means a wireline or wireless network which:
(i) can or does (a) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (b) accept or deliver IP datagrams from machines or networks to which it is connected, or (c) maintain IP packet traffic to other machines or networks; and (ii) provides IP connectivity on a regional, national or international basis.

          (i) "INTERNET SERVICE" means any information, entertainment or communication service provided over an Internet Backbone regardless of the method by which it is accessed by the user (i.e. personal computer, set top box, television, hand held device, etc.).

          (j) "LOCAL AREA" shall mean that area (or channel(s)) of the @Home First Page customarily designated by @Home for programming by an MSO.

          (k) "LOCAL CONTENT" means any and all content that may be accessed on-line by customers through the Local Area.

          (l) "NATIONAL AREA" shall mean that area (or channel(s)) of the @Home First Page other than the Local Area.

          (m) "NATIONAL CONTENT" means any and all content that may be accessed on-line by customers through the National Area.

          (n) "RESIDENTIAL INTERNET SERVICE" means an Internet Service that is sold to residential subscribers; even if such subscribers might also work from their residences.

          (o) "SPECIFICATIONS AND STANDARDS" means, collectively, the specifications and standards for the MSO Facilities and the @Home Facilities and the technical requirements for distribution of the Wave@Home Service, as are mutually agreed to in writing by Rogers, Shaw and @Home.

          (p) "TIER I CUSTOMER SUPPORT," "TIER II TECHNICAL SUPPORT," and "TIER III NETWORK SUPPORT" shall have the meaning set forth in Schedule "A-1" attached hereto.

          (q) "U.S. CABLE PARTNERS" means any of Comcast PC Investments, Inc., Cox Teleport Providence, Inc., and TCI Internet Holdings, Inc.

                                  SCHEDULE B
                                  ----------

                               SUMMARY OF TERMS
                               ----------------

           WARRANTS TO PURCHASE SERIES C CONVERTIBLE PREFERRED STOCK

Issuer:  At Home Corporation, a Delaware corporation (the "Company").

Assumptions:        The following terms assume (a) the purchase by each of
                    Rogers and Shaw of US $15,000,000 of the Company's Series C
                    Preferred Stock ("Series C Preferred Stock") at $200 per share in connection with the issuance of the Warrants described below and (b) that each share of Series C
                    Preferred Stock shall, as presently constituted, be convertible into 20 shares of Series A Common Stock of the Company ("Series A Common Stock") at an effective price of $10 per share of Series A Common Stock. If Rogers or Shaw purchases less than $15,000,000 of Series C Preferred Stock each, the number of shares subject to the Warrants will be reduced as may be agreed by the parties.

Exercise Price:     The Exercise Price of each Warrant shall equal the original issue price of the Series C Preferred Stock ($200 per share of Series C Preferred Stock, which is equivalent to $10 per share of Series A Common Stock), and shall be appropriately adjusted to maintain a constant total exercise price in the event such Warrant becomes exercisable for Series A Common
                    Stock or some other series or class of the Company's capital stock.

Purchase Price:     The purchase price of each Warrant shall be 0.01% of the
                    aggregate Exercise Price of such Warrant. Such purchase price shall be paid in cash at the Closing.

Warrants:           Warrant 1:  Rogers and Shaw will each be granted such
                    ---------
                    number of warrants so as to entitle each of Rogers and Shaw to purchase shares of Series C Preferred Stock convertible into 650,000 shares of Series A Common Stock ("Warrant 1").

                    Warrant 2:  Rogers and Shaw will each be granted such number
                    ---------
                    of warrants so as to entitle each of Rogers and Shaw to purchase shares of Series C Preferred Stock convertible into 80,000 shares of Series A Common Stock ("Warrant 2").

                    Warrant 3:  Rogers and Shaw will each be granted such number
                    ---------
                    of warrants so as to entitle each of Rogers and Shaw to purchase shares of Series C Preferred Stock convertible into 270,000 shares of Series A Common Stock ("Warrant 3").

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

                    The foregoing Warrants, which represent the right to purchase shares of Series C Preferred Stock that are convertible into an aggregate of 2,000,000 shares of Series A Common Stock, are collectively referred to as the "Warrants." The number of shares of Series A Common Stock that are issuable upon exercise of a Warrant and conversion of the Series C Preferred Stock are referred to as "Series A Common Stock equivalent shares."

Exercisability:     Warrant 1:  Each Warrant 1 will become exercisable with
                    ---------
                    respect to that number of Series A Common Stock equivalent shares equal to the product of [**] Notwithstanding the foregoing, each Warrant 1 shall become fully exercisable in any event on the seventh anniversary of issuance thereof.

                    Warrant 2:  Each Warrant 2 shall become exercisable with
                    ---------
                    respect to [**] Notwithstanding the foregoing, each Warrant 2 will become fully exercisable in any event on the seventh anniversary of issuance thereof.

                    Warrant 3:  Each Warrant 3 shall become exercisable with
                    ---------
                    respect to that number of shares equal to the product of [**] Notwithstanding the foregoing, each Warrant 3 shall become fully exercisable in any event on the seventh anniversary of issuance thereof.

Term: Each Warrant will expire sixty days after the seventh anniversary of issuance of the Warrant.

Transfer            Warrants (and underlying Series C Preferred Stock and
Restrictions:       Series A Common Stock) will not be transferable until the
                    earlier of June 4, 2001 or the closing date of the Company's
                    IPO, subject to
                    exceptions for transfers to controlled affiliates or transfers in connection with liquidation of an Investor. If the IPO has not occurred on or before June 4, 2001, any transfer by an Investor will be subject to a right of first offer in favor of the Company or the Company's assignee until the earlier of June 4, 2006 or the IPO.
                    Notwithstanding the foregoing two sentences each Warrant 1, Warrant 2 and Warrant 3 (and the underlying Series C
                    Preferred Stock or Series A Common Stock) may be transferred free of such restrictions, subject to compliance with applicable securities laws, in minimums of 1,000 shares of Series C Preferred Stock (20,000 shares of Series A Common
                    Stock), to up to six Additional Canadian MSOs who are "accredited investors" within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended.
                    Transferees will be bound by the transfer restrictions.

Underwriter Lockup: The shares issued directly or indirectly upon exercise of the Warrants will be subject to an underwriter lockup of up to one year following the IPO and if transferred to such Additional Canadian MSO such shares shall be transferred subject to such lockup.

Registration        Shares of Series A Common Stock issued upon conversion of
Rights:             Series C Preferred Stock issued upon exercise of the
                    Warrants by the original holders of the Warrants shall have the same registration rights provided to the other holders of Series C Preferred Stock. Such registration rights will be transferable only to persons acquiring at least 25% of the number of shares of Series C Preferred Stock originally issuable upon exercise of the Warrants issued to Rogers or Shaw, respectively, plus the number of shares of Series C
                    Preferred Stock purchased by Rogers or Shaw, respectively, at the closing.

Effect of Conversion
of Series C
Preferred Stock:    Upon any conversion of all outstanding shares of
                    Series C Preferred Stock into shares of Series A Common
                    Stock, whether as a result of the Company's initial public offering or otherwise, each Warrant shall thereafter be exercisable (but shall remain subject o the exercisability conditions described above) only for shares of Series A
                    Common Stock as if the then-unexercised portion of such Warrant were exercised for shares of Series C Preferred
                    Stock and such shares were immediately converted into Series
                    A Common Stock at the rate of 20 shares of Series A Common
                    Stock per share of Series C Preferred Stock.

Regulatory          If any Warrant holder or holder of Series C Preferred
Compliance:         Stock issued upon exercise of any Warrant, or in the case of a mandatory conversion of the Series C Preferred Stock, such holder or the Company, reasonably believes that exercise of the Warrant or conversion of such Series C Preferred Stock would be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, any relevant Canadian antitrust legislation and the rules and regulations thereunder (the "Antitrust Law") prior to such exercise or conversion and following such holder's notice to the Company of such holder's intention to exercise or convert or the Company's notice to such holder of such a mandatory conversions, the Company and such holder shall promptly use commercially reasonable efforts to comply with any applicable requirements under the Antitrust Law relating to filing and furnishing of information to the Federal Trade
                    Commission, the Antitrust Division of the Department of Justice and Canadian antitrust authorities. Each of the Company and such holder shall bear and pay any costs or expenses that it incurs in compliance with this requirement.

Definitions:        "Upgraded Homes Passed" means the number of residential
                    dwelling units that are or can be connected to the MSO's
                    Data-Ready Cable System (as defined in the term sheet for distribution of the Wave@Home Service). For purposes of this paragraph, a residential dwelling unit "can be connected" to the MSO's Data-Ready Cable System if the residential dwelling unit is located within 250 feet of an upgraded data-ready distribution line. Each residential unit in a multiple dwelling unit shall be counted as one Upgraded Home
                    Passed.

                                  SCHEDULE A-1

                  WAVE@HOME CUSTOMER SERVICE TIER DESCRIPTIONS

Tier I Customer Support
-----------------------

Tier I customer service is the "front line" of the Wave@Home Service. All customer inquiries initially will be directed to Tier I customer service representatives ("CSRs").

The tasks listed below are typically provided by Tier I CSRs. However, if the MSO delegates Tier I service responsibility to @Home, MSO and @Home will review these tasks to determine whether MSO can perform some of these functions without the assistance of @Home technical service representatives ("TSRs").

     Providing information about the Wave@Home Service.

     Determining service eligibility (i.e. correct geographic location and computer configuration) of potential subscribers.

     Providing support for Data and RF technicians during the installation process at the subscriber's home.

     Processing all start, stop and change requests for the Wave@Home Service.

     Establishing IP addresses, logins, email, passwords, and related customer identifications and other records for use by @Home and MSO as permitted by the Agreement.

     Addressing billing and pricing questions.

     Responding to all customer problems relating to basic desktop support:
                                                     -----

          . All desktop hardware and software support will be handled by Tier I CSRs.
          . Such support will be provided via email, phone and on-site visits.
          . By way of example, all known "bugs", operating system configuration issues, and @Home software installation and upgrade questions would be handled by Tier I CSRs.
          . MSO and @Home anticipate that in excess of 80% of all customer calls relating to desktop problems will be resolved by Tier I CSRs without the assistance of Tier II TSRs.

     Maintaining trouble ticket status reports and cataloging customer problems and problem resolutions.

Tier II Technical Support
-------------------------

Tier II customer service is the advanced diagnostic and problem resolution layer of the Wave@Home Service and includes the tasks set forth below. Tier II TSRs are not responsible for answering initial customer inquiries but may from time-to-time have customer calls transferred to them. The tasks listed below are typically provided by Tier II TSRs:

     Collecting network information and informing Tier I CSRs of service outages caused by network problems.

     Providing advanced desktop support by assisting Tier I CSRs with
               --------
     approximately 20% of the customer calls that require additional problem diagnosis and resolution.

     Developing and maintaining an on-line information system for Tier I CSRs.

Tier III Network Support
------------------------

Tier III customer service will address Tier II escalations from TSRs relating to network problems and perform ongoing network monitoring and maintenance. Tier III technicians will not interact with subscribers directly.

                                   SCHEDULE C

BOARD REPRESENTATIONS:

TCI Internet Holdings, Inc. ("TCI Sub") (on behalf of itself and the "TCI" Stockholder Group" as defined in the Company's Stockholders' Agreement dated as of August 1, 1996) will enter into a voting agreement with Rogers and Shaw, pursuant to which TCI Sub on behalf of the TCI Stockholder Group will agree to vote any shares of @Home they may own in favour of and use commercially reasonable best efforts to cause to be elected and maintained in office one Common Stock Director nominated jointly by Rogers and Shaw, so long as Rogers and/or Shaw continues to offer the Wave@Home Service on an exclusive basis in accordance with their distribution agreement with the company and (ii) Rogers and Shaw collectively beneficially own at least 2,000,000 Series A Common Shares or that number of Series C Shares which upon conversion will equal at least 2,000,000 Series A Common Shares; and (b) in addition to the shares described in subparagraph (a) above, any one of the following:

     1.   500,000 Series A Common Shares; or
     2. That number of Series C Shares which upon conversion will equal at least 500,000 Series A Common Shares; or
     3. That number of Warrants which upon conversion will (immediately or if converted into Series C Shares upon conversion of those shares) equal at least 500,000 Series A Common Shares.

The party that continues to hold the exclusive license contemplated in either paragraph 2.1(A) or 2.1(B) of the term sheet shall have the right to designate the Board nominee. If both Rogers and Shaw hold both of the exclusive licenses referred to above, they shall determine their board nominee in such manner as they may determine.

In addition, so long as Rogers and Shaw have the right to a Board nominee under the preceding paragraph and both Rogers and Shaw continue to hold the exclusive licenses referred to above, they shall also have the joint right to designate a single observer who will have the right to receive notice of an attend and participate in the discussion in all meetings of the Board of Directors of the Company.

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

                                  SCHEDULE D
                                  EXCLUSIVITY

1. In order to retain the exclusivity of the license granted to Rogers in Paragraph 2.1 (A) of the Term Sheet, Rogers shall reach the number of Homes Passed (HHP) and the Penetration Percentages set out in Table 1 and Table 3.

 YEAR   TOTAL CABLED   % REBUILT   HOMES PASSED  YE PENETRATION
 END       HOMES                                    PERCENTAGE
-------------------------------------------------------------------------------
  1999    2,774,000        [**]%       [**]            [**]%
-------------------------------------------------------------------------------
  2000    2,816,000        [**]%       [**]            [**]%
-------------------------------------------------------------------------------
  2001    2,856,000        [**]%       [**]            [**]%
-------------------------------------------------------------------------------
  2002    2,901,000        [**]%       [**]            [**]%
-------------------------------------------------------------------------------

            TABLE 1:  ROGERS HHP AND PENETRATION PERCENTAGE TARGETS


2. In order to retain the exclusivity of the license granted to Shaw in Paragraph 2.1 (B) of the Term Sheet, Shaw shall reach the number of Homes Passed and the Penetration Percentages set out in Table 2 and Table 3.

      YEAR   TOTAL CABLED   % REBUILT   HOMES PASSED  YE PENETRATION
      END       HOMES                                   PERCENTAGE
-------------------------------------------------------------------------------
     1999     2,029,000        [**]%        [**]            [**]%
-------------------------------------------------------------------------------
     2000     2,060,000        [**]%        [**]            [**]%
-------------------------------------------------------------------------------
     2001     2,091,000        [**]%        [**]            [**]%
-------------------------------------------------------------------------------
     2002     2,122,000        [**]%        [**]            [**]%
-------------------------------------------------------------------------------

             TABLE 2:  SHAW HHP AND PENETRATION PERCENTAGE TARGETS

     YEAR      ROGERS INCREMENTAL       YE         SHAW INCREMENTAL       YE
     END         HOMES PASSED       PENETRATION      HOMES PASSED     PENETRATION
                                    PERCENTAGE                        PERCENTAGE
--------------------------------------------------------------------------------
     1999           [**]              [**]%             [**]            [**]%
--------------------------------------------------------------------------------
     2000           [**]              [**]%             [**]            [**]%
--------------------------------------------------------------------------------
     2001           [**]              [**]%             [**]            [**]%
--------------------------------------------------------------------------------
     2002           [**]              [**]%             [**]            [**]%
--------------------------------------------------------------------------------

         TABLE 3:  INCREMENTAL HHP AND PENETRATION PERCENTAGE TARGETS

3. Provided that, in determining if Rogers and/or Shaw, as applicable, has reached the number of Homes Passed and the Penetration Percentages set out in Table 3, the following shall apply:

(a) that number of Homes Passed and Penetration Percentages reached by Rogers in excess of those numbers and percentages set out in Table 1, and reached by Shaw in excess of those numbers and percentages set out in Table 2, shall be attributed to the numbers of Homes Passed and Penetration Percentages for the purpose of determining compliance with Table 3; and
(b) that number of Homes Passed and Penetration Percentages reached by the sub-distributors or others in Canada (whether or not their relationship with @Home is direct or indirect) shall be attributed to the number of Homes Passed and Penetration Percentages set out in Table 3 as if 60% of such Homes Passed and 60% of such Penetration Percentages reached by such persons were reached by Rogers and as if 40% of such Homes Passed and 40% of such Penetration Percentages reached by such persons were reached by Shaw; and
(c) if after making the calculations set out in sub-paragraph 3 (a) and (b) above, it is determined that either Rogers or Shaw has satisfied the performance obligations set out in, the case of Rogers in Tables 1 and 3, and in the case of Shaw in Tables 2 and 3, but the other has not, that number of Homes Passed and the Penetration Percentage in excess of the targets imposed shall be attributed to such of the parties who has failed to meet the required number of Homes Passed and Penetration Percentages; and
(d) further, homes which are fully 2way capable or telco return capable will be included as if such homes were Homes Passed, and any subscriber to the WAVE@Home Service, whether on 2way cable or telco return, will be counted as a subscriber to the WAVE@Home Service, for the purpose of calculating the Penetration Percentages set out in Table 3.

4. The number of Homes Passed above will be adjusted for any system divestiture by Rogers or Shaw over the course of the term of the term sheet or any renewal thereof. The % Rebuilt specified in Tables 1 and 2 above will remain constant in the event of any system divestiture. In the event of a substantial divestiture, Rogers and Shaw will use all reasonable efforts to appoint such purchaser as a subdistributor of the WAVE@Home Service in the purchased systems.

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.

                                  SCHEDULE E
                      PERFORMANCE BASED PAYMENTS TO @HOME

(1) The performance based payments to @Home will be based on actual year-over-year growth in monthly average subscriber penetration in excess of the year-over-year monthly average subscriber growth contained in the WAVE Base Case set out below. These performance payments will be calculated separately for Rogers and Shaw. Subject to the limits in section 3 below, @Home will receive a one-time payment of $[**] for each WAVE@Home subscriber above the WAVE Year-Over-Year Target Subscriber growth contemplated in the WAVE Base Case for the years 2000, 2001 and 2002.

                          WAVE BASE CASE
-------------------------------------------------------------------------------
 YEAR              WAVE MONTHLY AVERAGE       WAVE YEAR-OVER-YEAR
                   PENETRATION ASSUMPTIONS    TARGET SUBSCRIBER GROWTH
-------------------------------------------------------------------------------
 1999                     [**]%                       --
-------------------------------------------------------------------------------
 2000                     [**]%                    [**]%
-------------------------------------------------------------------------------
 2001                     [**]%                    [**]%
-------------------------------------------------------------------------------
 2002                     [**]%                    [**]%
-------------------------------------------------------------------------------

(2) Two sample performance payment calculations for the year 2001 are calculated below for illustrative purposes only.


EXAMPLE 1

Year 2000 actual monthly average WAVE@Home penetration realized     [**]%
Year 2001 actual monthly average WAVE@Home penetration realized     [**]%
                                                                   ------
 .. year-over-year growth in monthly average subscriber penetration  [**]%
Year-over-year target growth                                        [**]%
                                                                   ------
 .. extra growth for the year 2001                                   [**]%
# of actual monthly average Homes passed                            [**]
                                                                   ------
 .. extra subscribers for the year 2001                              [**]
Payment per extra subscriber                                        [**]
                                                                   ------
 .. total performance payment                                        [**]
                                                                   ======

EXAMPLE 2

Year 2000 actual monthly average WAVE@Home penetration realized     [**]%
Year 2001 actual monthly average WAVE@Home penetration realized     [**]%
                                                                   ------
 .. year-over-year growth in monthly average subscriber penetration  [**]%
Year-over-year target growth                                        [**]%
                                                                   ------
 .. extra growth for the year 2001                                   [**]%
# of actual monthly average Homes passed                            [**]
                                                                   ------
 .. extra subscribers for the year 2001                              [**]
Payment per extra subscriber                                        [**]
                                                                   ------
 .. total performance payment                                        [**]
                                                                   ======

                                              ** Confidential treatment has been
                                              requested with respect to certain
                                              information contained in this
                                              document. Confidential portions
                                              have been omitted from the public
                                              filing and have been filed
                                              separately with the Securities
                                              and Exchange Commission.



(3) This performance payment will be subject to each of the following conditions:

[**]

(4) The performance payment, if any, will be paid by April 30 of the year following the year in which the performance payment is earned.

(5) Monthly average subscribers will be determined by adding the total number of subscribers at the end of each month in the relevant year and dividing the total by 12.

All amounts are in Canadian dollars.